As filed with the Securities and Exchange Commission on September 19, 2000
                                                  Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              AMTECH SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Arizona                                          86-0411215
    -------------------------------                          -------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

 131 South Clark Drive, Tempe, Arizona                              85281
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(Address of Principal Executive offices)                          (Zip Code)

                             1998 Stock Option Plan
                            ------------------------
                            (Full title of the plan)

                                 Robert T. Hass
                              Amtech Systems, Inc.
                   131 South Clark Drive, Tempe, Arizona 85281
                   -------------------------------------------
                     (Name and address of agent for service)

                                 (480) 967-5146
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                              Gregory R. Hall, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

                         CALCULATION OF REGISTRATION FEE
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                                    PROPOSED         PROPOSED
   TITLE OF                         MAXIMUM          MAXIMUM
  SECURITIES         AMOUNT         OFFERING         AGGREGATE        AMOUNT OF
    TO BE            TO BE           PRICE           OFFERING       REGISTRATION
  REGISTERED       REGISTERED      PER SHARE *        PRICE *           FEE
--------------------------------------------------------------------------------
Common Stock,
$.01 par value       50,000*       $15.3125**       $765,625**        $202.13
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* This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends, or other similar changes in capitalization, as provided in the 1998 Stock Option Plan.
** Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on September 15, 2000 as reported on the Nasdaq SmallCap Market.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

     (a) the Annual Report of Amtech Systems, Inc. ("Amtech") on Form 10-K for the fiscal year ended September 30, 1999, as amended;

     (b) all reports filed by Amtech with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to September 30, 1999; and

     (c) the description of Amtech's common stock, contained in Amtech's registration statement filed pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Amtech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     This registration statement is being filed solely to register the issuance of up to 50,000 shares of the Amtech's common stock, $.01 par value per share, pursuant to its 1998 Stock Option Plan.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Amtech's Articles of Incorporation, it shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including, but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith, whether in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines, in good faith, that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent criminal intent, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Amtech pursuant to the foregoing provision, Amtech has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

          EXHIBIT
          NUMBER                          DESCRIPTION
          ------                          -----------
           4             1998 Stock Option Plan

           5 Form of opinion rendered by Squire, Sanders & Dempsey L.L.P (including consent)

           23.1          Consent of Arthur Andersen LLP

           23.2          Consent of Counsel

           24            Powers of Attorney

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 19 day of September, 2000.

                                        AMTECH SYSTEMS, INC.,
                                        an Arizona corporation

                                        By /s/ Jong S. Whang
                                           -------------------------------------
                                           Jong S. Whang, President
                                           (Principal Executive Officer)

                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert T. Hass as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                        Title                          Date
     ---------                        -----                          ----

/s/ Jong S. Whang            Chairman of the Board,           September 19, 2000
-------------------------    President and Chief
Jong S. Whang                Executive Officer
                             (Chief Executive Officer)


/s/ Robert T. Hass           Vice President-Finance,          September 19, 2000
-------------------------    Chief Financial Officer,
Robert T. Hass               Secretary and Treasurer
                             (Chief Financial & Accounting
                             Officer) and Director


/s/ Donald F. Johnston       Director                         September 19, 2000
-------------------------
Donald F. Johnston


/s/ Alvin Katz               Director                         September 19, 2000
-------------------------
Alvin Katz


/s/ Bruce R. Thaw            Director                         September 19, 2000
-------------------------
Bruce R. Thaw

                                  EXHIBIT INDEX


EXHIBIT                                                            PAGE OR
NUMBER         DESCRIPTION                                     METHOD OF FILING
------         -----------                                     ----------------

   4           1998 Stock Option Plan                                  *

   5           Form of opinion rendered by Squire,                     *
               Sanders & Dempsey L.L.P (including consent)

 23.1          Consent of Arthur Andersen LLP                          *

 23.2          Consent of Counsel                                See Exhibit 5

  24           Powers of Attorney                             See Signature Page

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* Filed herewith.